UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2018 (November 28, 2018)

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 694-9800

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02

Unregistered Sales of Equity Securities.

On November 29, 2018, Social Reality, Inc. (the “Company”), issued warrants to purchase 1,090,862 shares of its Class A common stock (“Series B Warrants”). The Series B Warrants were issued pursuant to the redemption terms of the Company’s 12.5% secured convertible debentures issued in April and October of 2017 (“Debentures”). The Company received no additional consideration for the issuance. The Series B Warrants were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption provided by Rule 506(b) of Regulation D and Section 4(a)(2) of the Securities Act.

The Series B warrants have a term of five (5) years from the date in which each of the redeemed Debenture were issued.  Accordingly, of the Series B Warrants: (i) 277,500 have an expiration date of April 21, 2022, and (ii) 813,362 have an expiration date of October 27, 2022.  The Series B Warrants are initially exercisable at $3.00 per share and, are subject to cashless exercise after six (6) months from the issuance date if the shares underlying the warrants are not subject to an effective registration statement. The Series B Warrants also contain anti-dilution protection for subsequent equity sales for a price lower than the then applicable exercise price, with a floor of $1.40.

The exercise price of the Series B Warrants is subject to adjustment upon certain events, including stock splits, stock dividends, subsequent equity transactions (other than specified exempt issuances), subsequent rights offerings, and fundamental transactions, subject to the $1.40 floor described above.  If we fail to timely deliver the shares of our Class A common stock (“Common Stock”) upon any exercise of the Series B Warrants, we will be subject to certain buy-in provisions. Additionally, the Series B Warrants contained certain beneficial ownership limitations.

The foregoing summary of the Series B warrant is qualified in its entirety by reference to the full text of the Series B Warrant, a copy of the form of which is attached hereto as Exhibit 4.01 and which is incorporated herein in its entirety by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Principal Financial Officer

On November 28, 2018, Joseph P. Hannan, our Chief Financial Officer, informed the Company that he will be resigning in order to pursue another employment opportunity based in Atlanta, Georgia instead of relocating to the Company’s headquarters in Los Angeles, California, as previously anticipated. Mr. Hannan will continue to work for the Company during a yet to be determined transitional period.

Appointment of Principal Financial Officer

After Mr. Hannan’s last day of employment with the Company, Christopher Miglino, the Company’s current Chief Executive Officer and President, will serve as the Company’s principal financial and accounting officer, on an interim basis, until a successor for Mr. Hannan has been identified and retained.

Christopher Miglino, age 49, has served as our Chief Executive Officer and a member of our board of directors since co-founding Social Reality in April 2010. He was appointed President of our company in January 2017. He also served as our Chief Financial Officer from April 2010 until November 2014, and as our principal financial and accounting officer since August 2015. Prior to founding Social Realty, from August 2008 until March 2010, Mr. Miglino was CEO of the Lime Ad Network, a subsidiary of Gaiam, Inc. (Nasdaq: GAIA), where his responsibilities included management of interactive and innovative advertising programs for 250 green and socially conscious websites. Prior to that, from June 2004 until August 2008, Mr. Miglino was CEO of Conscious Enlightenment, where he oversaw their day to day operations in the publishing and advertising industry. Mr. Miglino's role as a co-founder of our company, his operational experience as well as his professional experience in our business sector were factors considered by the Corporate Governance and Nominating Committee in recommending his re-election to the board.

On November 30, 2018, the Company announced the departure of Mr. Hannan.  A copy of the press release is attached to this report as Exhibit 99.01.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.	Description
4.01	Form of Series B Warrant
99.01	Press Release dated November 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 30, 2018	Social Reality, Inc.

/s/ Christopher Miglino
By: Christopher Miglino
Chief Executive Officer